EXHIBIT 32
STATEMENT PURSUANT TO 18 U.S.C. § 1350
     Pursuant to 18 U.S.C. § 1350, each of the undersigned certifies that, to his knowledge, this Quarterly Report on Form 10-Q for the period ended June 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Westmoreland Coal Company.

Dated: August 11, 2008	/s/ Delbert L. Lobb, Jr.

	Name:	Delbert L. Lobb, Jr.
	Title:	Chief Executive Officer and President

Dated: August 11, 2008	/s/ Kevin A. Paprzycki

	Name:	Kevin A. Paprzycki
	Title:	Chief Financial Officer
     This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Westmoreland Coal Company specifically incorporates it by reference.